UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Atlas Lithium Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 28, 2026

Dear Fellow Stockholders,

It is my pleasure to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Atlas Lithium Corporation (the “Company”). The Annual Meeting will be held on May 28, 2026 at 10:00 a.m. Eastern time. The Annual Meeting will be a completely virtual meeting. You will be able to attend the meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/ATLX2026 and entering the control number included on your proxy card or in the instructions that accompany your proxy materials. The purposes of the meeting are:

1.	To elect the five individuals named in the accompanying proxy statement to the Board of Directors, for terms expiring at the 2027 annual meeting;

2.	To ratify the appointment of Pipara & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers (“say-on-pay”);

4.	To approve the non-employee director compensation program; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 1, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about April 15, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (our “Annual Report”). The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our Annual Report can be accessed directly at www.proxyvote.com. All you have to do is enter the control number located on your Notice or proxy card.

Your vote is important. Whether or not you plan to attend the virtual meeting, please vote as soon as possible.

By Order of the Board of Directors,

/s/ Marc Fogassa
Marc Fogassa
Chairman of the Board of Directors
April 15, 2026

Rua Antonio de Albuquerque, 156 - 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(833) 661-7900

PROXY STATEMENT

FOR THE

2026 ANNUAL MEETING OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Atlas Lithium Corporation (the “Company”) will be held on Thursday, May 28, 2026, at 10:00 a.m. Eastern time, at www.virtualshareholdermeeting.com/ATLX2026. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (our “Annual Report”) is first being mailed on or about April 15, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 28, 2026. Our proxy statement and Annual Report for the fiscal year ended December 31, 2025 are available at proxyvote.com.

Information About this Proxy Statement

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Attending the Annual Meeting

Holders of our shares at the close of business on April 1, 2026 (the “Record Date”) are permitted to virtually attend our Annual Meeting by visiting www.virtualshareholdermeeting.com/ATLX2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, Notice or on the instructions that accompanied your proxy materials. You will be able to submit questions during the meeting by typing them in the question/chat section of the meeting screen. Questions relevant to meeting matters will be answered during the Annual Meeting, subject to time constraints and in accordance with the rules of conduct for the Annual Meeting. You also will be able to vote your shares online by attending the Annual Meeting by webcast. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. If your shares are held in the name of a broker, bank, or other nominee, you should contact your broker, bank, or other nominee to determine how you may vote your shares online at the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

The virtual online meeting will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

1

Matters to be Voted on at the Annual Meeting

Stockholders will vote on four proposals at the Annual Meeting:

●	Proposal 1 - To elect the five individuals named in the accompanying proxy statement to the Board of Directors, each to serve until the next annual meeting of the stockholders of the Company or until their successors are elected and qualified;

●	Proposal 2 - To ratify the appointment of Pipara & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

●	Proposal 3 - To approve, on a non-binding, advisory basis, the compensation of our named executive officers (“say-on-pay”); and

●	Proposal 4 - To approve the non-employee director compensation program.

In addition, stockholders may transact other business that may properly come before the Annual Meeting and any and all adjournments or postponements of the Annual Meeting.

Information About Voting

If you are a stockholder of record, you may vote by proxy before the meeting through one of the following three methods:

●	By Telephone - Call 1-800-690-6903 and follow the instructions provided by the recorded message.

●	By Internet - You can vote over the Internet by going to www.proxyvote.com.

●	By Mail - If you receive a paper copy of the proxy materials, you can vote by mail by signing, dating, and returning the proxy card included in the printed proxy materials.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time on May 27, 2026.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted.

If you vote by proxy, the individual named on the proxy card (your “proxy”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against any or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

●	FOR the election of all five director nominees listed in this Proxy Statement;

●	FOR the ratification of the appointment of Pipara & Co. LLP as our independent registered public accounting firm for our 2026 fiscal year;

●	FOR the approval, on a non-binding, advisory basis, the compensation of our named executive officers (“say-on-pay”);

●	FOR the approval of the non-employee director compensation program; and

●	For or against any other matter properly presented before the Annual Meeting, in the discretion of the proxy.

2

If you are a registered stockholder, you may revoke or change your proxy submitted before the Annual Meeting for any reason by (1) voting in person at the Annual Meeting, (2) submitting a later-dated proxy online (your last vote before the Annual Meeting begins will be counted), or (3) sending a written revocation that is received before the Annual Meeting to the Corporate Secretary of the Company, c/o Atlas Lithium Corporation, Rua Antonio de Albuquerque, 156 - 17th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.112-010. If you are a beneficial owner of shares held in street name, you must contact the holder of record to revoke a previously authorized proxy.

As of the Record Date, there were 27,767,914 shares of our common stock and one share of our Series A Convertible Preferred Stock (the “Series A stock”) outstanding. Holders of our common stock and Series A stock vote together as a single class on all matters submitted to stockholders. Holders of common stock are entitled to one vote for each share held of record and the holder of the one share of Series A stock is entitled to such number of votes as shall entitle him to 51% of the total voting power of the capital stock of the Company (representing 28,901,298 votes as of the Record Date).

Quorum Requirement

A quorum is necessary to hold a valid meeting. The holders of at least a majority of the voting power of the Company’s capital stock, represented in person or by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum. Abstentions and broker “non-votes” are counted as present for purposes of determining whether a quorum exists.

Required Votes for Action to be Taken

Our Second Amended and Restated Bylaws (the “Bylaws”) provide that action by stockholders entitled to vote on a matter shall be determined by a majority of the votes cast, unless our Amended and Restated Articles of Incorporation (the “Articles”), the Bylaws, the Nevada Revised Statutes or other applicable law provide for a different proportion. A “majority of votes cast” means the number of “FOR” votes exceeds the number of “Against” votes. If your shares are held by a broker, you may submit your voting instructions to the broker as to how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not instruct your broker how to vote your shares using the instructions your broker provides to you, your broker may vote your shares at its discretion on Proposal 2 regarding ratification of the Company’s independent registered public accounting firm, but not for any other proposal. When your broker does not vote because it did not receive instructions from you and does not have discretion to vote your shares, it is called a “broker non-vote.” To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares. The following table summarizes the votes required for passage of each proposal:

Proposal		Votes required for approval	Abstentions	Broker non-votes
1.	Election of the five director nominees	Majority of votes cast	No impact	No impact

2.	Ratification of the appointment of Pipara & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	Majority of votes cast	No impact	Not Applicable

3.	Approval, on a non-binding, advisory basis, the compensation of our named executive officers (“say-on-pay”)	Majority of votes cast	No impact	No impact

4.	Approval of non-employee director compensation program	Majority of votes cast	No impact	No impact

Brokers and custodians cannot vote uninstructed shares on your behalf in director elections and compensation related proposals. For your vote to be counted with respect to such proposals, you must submit your voting instruction form to your broker or custodian.

3

Information About the Company

Atlas Lithium Corporation is a Nevada corporation headquartered in Minas Gerais, Brazil. We refer to Atlas Lithium Corporation as the “Company,” “us,” “we” or “our” in this Proxy Statement, and these designations include our subsidiaries unless we state otherwise.

Smaller Reporting Company

Because the Company qualifies as a “smaller reporting company” under the SEC rules, management has elected to prepare this Proxy Statement and other annual and periodic reports at scaled disclosure requirements permissible for companies qualifying as a “smaller reporting company” pursuant to the rules of the SEC. Under these scaled disclosure requirements, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors consists of five directors, with each director being elected each year and serving a one-year term. On April 1, 2026, Rodrigo Menck notified the Company of his decision to step down from the Board of Directors, effective immediately. On April 6, 2026, the Board appointed Admiral Flávio Rocha to fill the vacancy created by Mr. Menck’s departure.

Director Independence

We currently have three independent directors on our Board. We use the definition of “independence” found in the Listing Standards of the Nasdaq Stock Market (the “Nasdaq Rules”) to make this determination. The Nasdaq Rules provide that an “independent director” is a person other than an executive officer or employee of a company or any other individual having a relationship which, in the opinion of the company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has undertaken a review of the independence of each director and will review the independence of any new directors based on information provided by each director concerning their background, employment, and affiliations, in order to make a determination of independence. Our Board has determined that each of Ambassador Roger Noriega, Cassiopeia Olson, Esq. and Stephen R. Petersen, CFA and Admiral Flávio Rocha is independent. Marc Fogassa is not considered independent because he serves as our Chief Executive Officer, and Rodrigo Menck, who served as a director until April 1, 2026 was not independent because of his employment with Atlas Critical Minerals, an affiliate of the company.

Controlled Company

Mr. Fogassa, our Chief Executive Officer and Chairman, currently controls approximately 61.0% of the voting power of our capital stock and therefore we are a “controlled company,” as such term is defined under the Nasdaq Rules. As a “controlled company,” we may elect to rely on some or all of the exemptions available to controlled companies under the Nasdaq Rules. We do not currently take advantage of any of these exemptions but may do so in the future.

Board Leadership Structure

Our Board has discretion to determine whether to separate or combine the roles of Chairman and Chief Executive Officer. Mr. Fogassa has served in both roles since 2012, and our Board continues to believe that his combined role is most advantageous to the Company and our stockholders. Mr. Fogassa possesses in-depth knowledge of the issues, opportunities and risks facing us, as well as our business and our industry. Mr. Fogassa is best positioned to fulfill the Chairman’s responsibility to develop meeting agendas that focus our Board’s time and attention on critical matters and to facilitate constructive dialogue among our directors on strategic issues.

4

Qualifications, Attributes, Skills, and Experience Represented on the Board

The Board has identified qualifications, attributes, skills, and experience that are important to be represented on the Board as a whole, in light of our current needs and business priorities. The Board believes that each director is a recognized person of high integrity with a proven record of success in his or her field. Each director demonstrates critical thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple backgrounds and a commitment to the business and operations of the Company. The Board has also assessed the intangible qualities including the director’s ability to ask difficult questions and, simultaneously, to work collegially.

Insider Trading Policy

We maintain an Insider Trading Policy that applies to all of our directors, officers, employees and related individuals, which is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations and listing standards.

Hedging Policy

Under the Company’s Insider Trading Policy, no officer, director or employee of the Company or its subsidiaries shall, at any time, engage in any transactions involving any hedging or derivatives of Company securities, including trading in futures and derivative securities and engaging in hedging activities relating to our securities, including puts, calls, or other derivate instruments that relate to or involve the Company’s securities.

Clawback Policy

The Board adopted a clawback policy (the “Clawback Policy”) that complies with the final SEC regulations mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Nasdaq Listing Rule 5608. The Clawback Policy provides for recoupment of incentive compensation in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws. The policy applies to current and former executives and requires reimbursement or forfeiture of any excess incentive compensation received by an executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

Role of the Board of Directors in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. The Board of Directors has designated three committees. The Audit Committee, the Compensation Committee, and the Nominations Committee each support the Board of Directors by addressing risks specific to its respective areas of oversight. In particular, our Audit Committee is responsible for engaging and overseeing our independent auditor as well as evaluating and discussing our major financial risk exposures. The Audit Committee also reviews the steps management takes to monitor and control such risks, including guidelines and policies to govern the process by which risk assessment and risk management are undertaken. Additionally, the Audit Committee monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominations Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct.

Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with our Board, any Board committee, the independent directors as a group, or any individual director, may send communications directly to us at Atlas Lithium Corporation, Rua Antonio de Albuquerque, 156 - 17th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.112-010, Attention: Corporate Secretary. The Corporate Secretary will maintain a log of such communications and will transmit as soon as practicable such communications to the Board or to the identified director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Corporate Secretary.

5

Director Candidates

Nominees for directorship are recommended to the Board by our Chief Executive Officer and other directors, or by stockholders in accordance with the Nominations Committee charter and the Bylaws. The Nominations Committee has a policy in place for the consideration of director candidates recommended by stockholders. To submit recommendations for nomination of director candidates to the Board, stockholders must meet the requirements set forth in Appendix B of the Nominations Committee charter and submit the recommendation in writing to the Nominations Committee, c/o the Company’s Corporate Secretary at its principal offices, in accordance with, and including the information as set forth in, Appendix B of the Nominations Committee charter.

The Board seeks candidates who possess the background, skills, experience, expertise, integrity, and degree of commitment necessary to make a significant contribution to the Board. In connection with its evaluation of a nominee, the Board takes into account all applicable laws, rules, regulations and listing standards and considers other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and non-employee or independent directors, the need for Audit Committee expertise, and its evaluation of other prospective nominees.

The Nominations Committee may retain, as appropriate, search firms to assist in identifying qualified director candidates. The Nominations Committee will generally look for individuals who have the following minimum qualifications: high ethical standards, integrity, sound business judgment, no conflicts of interest, achievement in one or more field of business, business understanding and a willingness to devote adequate time to Board duties.

The Nominations Committee reviews our Board composition and potential additions while striving to maintain and grow an interdisciplinary and broad skillset that complements the business. The Nominations Committee may consider certain factors related specifically to our business when identifying, considering and evaluating a potential candidate, including, but not limited to:

●	Knowledge of the mining industry;

●	Accounting or related financial management expertise;

●	Experience executing growth and merger and acquisition strategies, to support the strategic plan for the Company;

●	International exposure and richness of cultural background and experience with global markets; and

●	Leadership experience at an executive level with understanding of the development and implementation of strategies in the lithium mining industry.

The Nominations Committee has not assigned specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In the evaluation of potential new candidates, the Nominations Committee considers each candidate’s qualifications in light of the then-current mix of Board attributes, including professional experience, education, skill and other individual qualities and attributes that it believes will strengthen the Board as a whole and bring different viewpoints to the boardroom. Continuing directors are evaluated by the Nominations Committee in the same way, including the continuing director’s past contributions to the Board in such evaluation. On April 6, 2026, the Board appointed Mr. Rocha to the Board of Directors on the recommendation of the Nominations Committee. Mr. Rocha was recommended as a candidate by Mr. Fogassa.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the code of business conduct and ethics is available on our website at https://www.atlas-lithium.com/our-team/code-of-ethics/. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above. The inclusion of our website address does not include or incorporate by reference the information on our website into this document.

6

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominations Committee. Each of the committees reports to the Board. Members serve on these committees until their resignation or until otherwise determined by our Board. The composition, duties and responsibilities of these committees are set forth below. The charters adopted by the Audit, Compensation and Nominations Committees are available on our website at www.atlas-lithium.com/our-team/corporate-governance/. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Our Board has affirmatively determined that all of the members of our Audit, Compensation and Nominations Committees are independent as defined under Nasdaq Rules. The Board also has determined that all members of the Audit Committee meet the independence requirements contemplated by Nasdaq Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in determining the independence of all members of our Compensation Committee, the Board took into account the additional independence considerations required by the Nasdaq Rules and Rule 10C-1 of the Exchange Act relating to Compensation Committee service.

Audit Committee

We have established a written charter for our Audit Committee, available on the Company’s website, in which we set forth the duties of the Audit Committee that include, among other matters, oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the external auditor’s qualifications, independence, and performance, and the performance of our internal audit function as applicable. The Audit Committee’s primary duties and responsibilities are to:

●	oversee our accounting and financial reporting processes and the audits of our financial statements;

●	identify and monitor the management of the principal risks that could impact our financial reporting;

●	monitor the integrity of our financial reporting process and system of internal controls regarding financial reporting and accounting appropriateness and compliance;

●	provide oversight of the qualifications, independence, and performance of our external auditors and the appointed actuary;

●	provide an avenue of communication among the external auditors, the appointed actuary, management, and the Board; and

●	review the annual audited and quarterly financial statements with management and the external auditors. The Audit Committee is also responsible for discussing policies with respect to risk assessment and risk management, including regularly reviewing our cybersecurity and other information technology risks, controls, and procedures and our plans to mitigate cybersecurity risks and respond to data breaches.

The current members of our Audit Committee are Ambassador Roger Noriega, Cassiopeia Olson, Esq., Admiral Flávio Rocha and Stephen R. Petersen, CFA, with Mr. Petersen serving as the chair of the Audit Committee. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq, and the Board has determined that Mr. Petersen is an “audit committee financial expert” as that term is defined by the applicable rules of the SEC.

7

Compensation Committee

The Board has delegated to the Compensation Committee the authority to, among other things, make recommendations to the Board relating to compensation of the Company’s executives and officers, produce an annual report on executive compensation to the extent required, review management recommendations relating to compensation policies, retain independent consultants and other experts, make recommendations to the Board with respect to incentive compensation plans, and take other such actions as may be requested or required by the Board from time to time. Our Chief Executive Officer makes recommendations regarding the compensation of the executive officers and directors of the Company (other than his own compensation) to the Compensation Committee. Such recommendations are reviewed by the Compensation Committee, which then makes recommendations to the Board for approval. Our Chief Executive officer does not participate in the decisions with respect to his own compensation. As a smaller reporting company, the Company is exempt from the requirements of providing a Compensation Committee report. The Company does not currently retain a compensation consultant.

The current members of the Compensation Committee are Ambassador Roger Noriega and Cassiopeia Olson, Esq., with Ambassador Noriega serving as the chair of the Compensation Committee.

Nominations Committee

The Nominations Committee is responsible for, among other things, assisting the Board by identifying qualified candidates for director, and recommending to the Board the director nominees for the next annual meeting of stockholders, leading the Board in its annual review of the Board’s performance, recommending to the Board director nominees for each Board committee and developing and recommending to the Board corporate governance guidelines applicable to the Company. The current members of the Nominations Committee are Cassiopeia Olson, Esq. and Stephen R. Petersen, CFA with Ms. Olson serving as the chair of the Nominations Committee.

Meetings of the Board of Directors

In fiscal year 2025, our Board met or acted by written consent 9 times, and the standing committees of the Board met or acted by written consent as follows: Audit Committee, 5 times; Compensation Committee, 2 times; and Nominations Committee 1 time. In addition, during the last fiscal year, all then-serving directors attended at least 75% of the aggregate of (1) the number of meetings of the Board and (2) the number of meetings held by all committees of the Board on which he or she served. The Board does not have a formal policy regarding attendance by directors at the annual meeting of stockholders, but it is expected that directors will attend unless unavoidably prevented from doing so by unforeseen circumstances. All members of our Board who were serving as such at the time of the meeting attended our 2025 annual meeting of the stockholders.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board is nominating five (5) directors for election to serve until the next annual meeting or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The Company’s current directors are Marc Fogassa, Ambassador Roger Noriega, Cassiopeia Olson, Esq., Stephen R. Petersen, CFA and Admiral Flávio Rocha, each of whom is being nominated for election at the Annual Meeting. Each of the nominees has agreed to stand for election and has indicated he or she is willing to serve as a member of the Board. There are no family relationships among our directors and director nominees, or between our directors, director nominees and executive officers. There are no arrangements of understandings between or among our executive officers and directors pursuant to which any director was or is to be selected as a director or officer. Ages are as of the date of the Annual Meeting.

Marc Fogassa	Director since 2012

Marc Fogassa, age 59, has been a director and our Chairman and Chief Executive Officer since 2012. He has extensive experience in venture capital and public company chief executive management. He has served on boards of directors of multiple private companies in various industries, and has been invited to speak about investment issues, particularly as related to Brazil. Mr. Fogassa double majored at the Massachusetts Institute of Technology (M.I.T.), graduating with two Bachelor of Science degrees in 1990. He later graduated from the Harvard Medical School with a Doctor of Medicine degree in 1995, and also from the Harvard Business School with a Master of Business Administration degree in 1999 with Second-Year Honors. At Harvard Business School, he was Co-President of the Venture Capital and Private Equity Club. Mr. Fogassa was born in Brazil and is fluent in Portuguese and English. Mr. Fogassa is also the Chairman and Chief Executive Officer of Atlas Critical Minerals Corporation, our consolidated subsidiary. Mr. Fogassa serves as a director because of his experience in the management of public companies in mineral exploration and his understanding of Brazil, the jurisdiction where we operate.

8

Ambassador Roger Noriega	Director since 2012

Ambassador Roger Noriega, age 68, has extensive experience in Latin America. Ambassador Noriega was appointed by President George W. Bush and confirmed by the U.S. Senate as U.S. Assistant Secretary of State and served from 2003 to 2005. In that capacity, Amb. Noriega managed a 3,000-person team of professionals in Washington and in 50 diplomatic posts to design and implement political and economic strategies in Canada, Latin America, and the Caribbean. Prior to this assignment, Amb. Noriega served as U.S. Ambassador to the Organization of American States from 2001 to 2003. Since 2009, Amb. Noriega has been the Managing Director of Vision Americas, a Latin America-focused consulting group that he founded. Amb. Noriega has a Bachelor of Arts degree from Washburn University of Topeka, Kansas. Ambassador Noriega serves as a director because of his experience in complex multi-jurisdictional agreements and his business and diplomatic experience with Brazil.

Cassiopeia Olson, Esq.	Director since 2021

Cassiopeia Olson, Esq., age 48, is an attorney with extensive experience in international contracts, securities law and venture negotiations. She has represented or engaged in transactions with leading companies in the biomedical, technology and products and services sectors. From 2013 to 2017, Ms. Olson was at Kaplowitz Firm P.C. and from 2017 to January 2020, she was an attorney with the Crone Law Group. From February 2020 to May 2022 Ms. Olson was an attorney with Ellenoff Grossman & Schole LP. She has been with Mitchell Silberberg & Knupp since May of 2022. She received a B.A. in Economics and Finance from Loyola University in Chicago, and a J.D. from The John Marshall School of Law. Ms. Olson serves as a director because of her experience with working with large multinational companies in complex transactions and her knowledge of U.S. securities law.

Stephen R. Petersen, CFA	Director since 2021

Stephen R. Petersen, age 70, has over 40 years of experience in capital markets and investment management. Since 2013, he has been a Managing Director and member of the Investment Committee at Prio Wealth, an independent investment management firm with over $3 billion in assets under management. Previously, Mr. Petersen served as Senior Vice President, Investments at Fidelity Investments for approximately 32 years. During his tenure at Fidelity, Mr. Petersen served as a Portfolio Manager and Group Leader of The Fidelity Management Trust Company and was responsible for managing several equity income and balanced mutual funds such as Fidelity Equity Income Fund (1993-2011), Fidelity Balanced Fund (1996-1997), Fidelity VIP Equity-Income Fund (1997-2011), Fidelity Puritan Fund (2000-2007), Fidelity Advisor Equity-Income Fund (2009-2011), and Fidelity Equity-Income II (2009-2011). He began his career at Fidelity as an Equity Analyst. Mr. Petersen received a B.B.A. in Finance and an M.S. in Finance from the University of Wisconsin-Madison. Mr. Petersen serves on the Board of the University of Wisconsin Foundation and Chairs its Investment Committee. He also is Co-Chair of the Executive Committee for the Catholic Schools Foundation Inner-City Scholarship Fund. Mr. Petersen is a Chartered Financial Analyst. Mr. Petersen serves as a director because of his experience with capital markets and his knowledge of finance including expertise with financial statements.

Admiral Flávio Rocha	Director since 2026

Admiral Flávio Rocha, age 62, has served as President of FRC Ltd, a consultancy firm specializing in M&A, international business, and strategic advisory services since 2024. From 2000 to 2004, Mr. Rocha held several positions in the Brazilian federal government, including Special Secretary for Strategic Affairs of the Presidency of Brazil. During his tenure with the Brazilian government, Mr. Rocha was responsible for national strategic planning, having led the development of Brazil’s National Long-Term Policy and the National Strategic Agenda. Mr. Rocha previously served on the Boards of Directors of Brasilprey Insurance and Pension S.A., a Brazilian private pension and insurance company and BB Mapfre Holdings S.A., a leading Brazilian insurer, from 2020 to 2022. Mr. Rocha’s career between 1981 and 2019 included technical, administrative, leadership, and command positions in various Brazilian Navy units. He commanded three naval vessels and served as Chief of Staff to the Brazilian Navy Commander. As Commander General of the Southeast Maritime District of Brazil, Mr. Rocha led naval, air-naval, and marine operations. He also held maritime authority over the coastal and inland waters of the states of Espirito Santo, Minas Gerais, and Rio de Janeiro, led relations with national and international media, and developed the Brazilian Navy’s Strategic Communication Doctrine and strategic planning and conducted bilateral and multilateral negotiations with countries across Africa, the Americas, Asia, and Europe. The Board believes that Mr. Rocha is qualified to serve as a director because of his experience in strategy, administration, governance, logistics and international relations.

9

Our Board UNANIMOUSLY recommends that you vote “FOR”

the election of each of the director nominees.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF PIPARA & CO. LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2026 FISCAL YEAR

The Audit Committee has appointed Pipara & Co. LLP (“Pipara”) to serve as our independent registered public accounting firm for our 2026 fiscal year and is soliciting your ratification of that appointment.

The Audit Committee has responsibility for appointing our independent registered public accounting firm and stockholder ratification is not required; however, as a matter of good corporate governance, the Board is soliciting your vote on this proposal. If the appointment of Pipara is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Pipara. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Pipara are expected to be present at the Annual Meeting, to make a statement, if they choose, and to respond to appropriate questions.

Our Audit Committee and Board of Directors unanimously recommend that you vote “FOR” the ratification of the appointment of PIPARA & Co. LLP as our independent registered public accounting firm for our 2026 fiscal year.

AUDIT RELATED MATTERS

Audit Fees

The following table presents fees for professional services rendered to us by Pipara for services in respect of the years ended 2025 and 2024.

Fee Type	2025	2024
Audit Fees (1)	$145,500	$228,650
Audit-Related Fees (2)	67,500	32,500
Tax Fees (3)	-	-
All Other Fees (4)	-	-
Total	$208,250	$261,150

(1)	“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Pipara in connection with statutory and regulatory filings or engagements.

10

(2)	“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees billed for professional services rendered by Pipara for tax compliance, tax advice and tax planning. There were no such fees billed by Pipara during the last two fiscal years.

(4)	“All Other Fees” consist of fees billed for products and services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees. There were no such fees billed by Pipara during the last two fiscal years.

Pre-Approval Policies and Procedures

The Audit Committee charter requires that all audit and non-audit services to be provided by the independent auditor will be reviewed and pre-approved by the Audit Committee. All services performed by, and fees paid to, Pipara for our fiscal years ended December 31, 2025 and 2024 were pre-approved by our Audit Committee.

Change of Independent Registered Public Accounting Firm

On May 3, 2024, the SEC entered an order instituting settled administrative and cease-and-desist proceedings against BF Borgers CPA PC (“Borgers”) and its sole audit partner, Benjamin F. Borgers CPA, permanently barring Mr. Borgers and Borgers (collectively, “BF Borgers”) from appearing or practicing before the SEC as an accountant (the “Order”). In light of the Order, on May 6, 2024, the Audit Committee unanimously approved to dismiss BF Borgers as the Company’s independent registered public accounting firm and BF Borgers was dismissed on May 6, 2024.

BF Borgers’ reports on the financial statements of the Company as of and for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and December 31, 2022, and through May 6, 2024 (the date of BF Borgers’ dismissal), there were no disagreements with BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to BF Borgers’ satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such year. During the fiscal years ended December 31, 2023, and December 31, 2022, and through May 6, 2024, there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K.

In the May 3, 2024 “Staff Statement on the Issuer Disclosure and Reporting Obligations in Light of Rule 102(e) Order Against BF Borgers CPA PC,” the SEC advised registrants that they may indicate in their SEC filing that their prior auditor is no longer permitted to appear or practice before the SEC, in lieu of including a letter from BF Borgers stating whether it agrees with our disclosures under Item 304 of Regulation S-K. In light of the Order and the staff statement, the Company did not request BF Borgers to furnish the Company with such letter.

On May 7, 2024, the Audit Committee unanimously approved the engagement of Pipara & Co LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The engagement letter with Pipara was signed on May 9, 2024.

During the two most recent fiscal years and in the subsequent interim period through May 9, 2024, neither the Company nor anyone on its behalf has consulted with Pipara with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Pipara concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

11

AUDIT COMMITTEE REPORT

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with generally accepted accounting principles and applicable laws and regulations. Pipara, who were engaged as our independent auditors in 2025, were responsible for performing an independent audit of our financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and expressing an opinion as to the conformity of our financial statements with generally accepted accounting principles.

In performing its oversight role, the Audit Committee has:

●	Reviewed and discussed the audited consolidated financial statements with the Company’s management and discussed with Pipara, independent registered public accounting firm for the Company, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC;

●	Received from Pipara the written communications required by applicable requirements of the PCAOB regarding Pipara’s independence, discussed with Pipara its independence, and concluded that Pipara is independent from the Company and its management; and

●	After review and discussions with management and Pipara, recommended to the Board that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Respectfully Submitted:

Stephen R. Petersen, CFA (Chair)

Ambassador Roger Noriega

Cassiopeia Olson, Esq.

PROPOSAL THREE: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve and vote, on a non-binding advisory basis, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No.3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, is hereby APPROVED.”

In considering their vote, stockholders should review the information regarding our compensation, as presented in the Executive Compensation section of this Proxy Statement.

12

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR: APPROVAL OF THE NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

At the 2025 annual meeting of stockholders, stockholders approved the Company’s non-employee director compensation program, pursuant to which non-employee directors are granted a non-qualified stock option award to purchase 10,000 shares of the Company’s common stock. At the Annual Meeting, stockholders are being asked to approve an amendment to the program, pursuant to which non-employee directors, other than Mr. Rocha, as described below, will receive an annual stock option award to purchase 15,000 shares of our common stock. If stockholders approve this proposal, beginning in January 2027, and each year thereafter, non-employee directors (other than Mr. Rocha) will be granted a stock option award to purchase 15,000 shares of our common stock. Each non-employee director serving as such in January 2026 was granted a stock option award to purchase 10,000 shares of our common stock in January 2026, and if this proposal is approved, as soon as practicable after the Annual Meeting, they will be granted an additional stock option award to purchase 5,000 shares of our common stock in respect of his or her service as a director in 2026 (the “Top-Up Awards”). The stock options granted pursuant to the non-employee director compensation program have an exercise price of $0.0075 per share, vest in equal increments over a twelve-month period, and expire five years from the date of grant. As of April 1, 2026, the closing price of our common stock on the Nasdaq Capital Market was $4.43.

The non-employee director compensation program is designed to compensate non-employee directors for their services in a competitive manner and align their interests with those of our stockholders. Non-employee directors (other than Mr. Rocha) only receive the annual stock option award and do not receive payments of any cash or other compensation components, and therefore, the proposed increase is intended to provide the non-employee directors with more competitive compensation. Additionally, the Board believes the change to the non-employee director compensation program is appropriate, because it will further align the interests of our directors with those of our stockholders. Consistent with market compensation practices for experienced directors in Brazil that are similarly situated to Mr. Rocha, the Compensation Committee of the Board recommended, and the Board approved, that Mr. Rocha’s non-employee director compensation be paid in cash.

If stockholders do not approve this proposal, the grant of the Top-Up Awards will not be made and the existing non-employee director compensation program will continue, with non-employee directors (other than Mr. Rocha) receiving an annual stock option award to purchase 10,000 shares of our common stock. Our non-employee directors have an interest in this proposal because, if approved, they will be eligible to receive the additional 5,000 stock options for their service in 2026 and the increased annual stock option award in future years.

New Plan Benefits Table

Name and Position	Number of Options
Top-Up Awards
Ambassador Roger Noriega, independent director	5,000
Cassiopeia Olson, Esq., independent director	5,000
Stephen R. Petersen, CFA, independent director	5,000
Annual Awards
Ambassador Roger Noriega, independent director	15,000
Cassiopeia Olson, Esq., independent director	15,000
Stephen R. Petersen, CFA, independent director	15,000
Non-executive directors (as a group)	60,000

Certain U.S. Federal Income Tax Consequences. No income is generally recognized by directors at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income will be recognized by the director in an amount equal to the difference between the option exercise price and the fair market value of the Company’s common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares acquired upon exercise have been held.

13

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers, including their ages, as of the date of filing of this Proxy Statement:

Name	Age	Position
Marc Fogassa	59	Chairman and Chief Executive Officer
Tiago Moreira de Miranda	42	Chief Financial Officer, Principal Accounting Officer, Treasurer
Igor Tkachenko	40	Vice President, Corporate Strategy

Biographical information for Mr. Fogassa is disclosed above in the section entitled “Proposal One: Election of Directors.”

Tiago Moreira de Miranda	Officer since 2024

Tiago Moreira de Miranda has been our Chief Financial Officer, Principal Accounting Officer, and Treasurer, since July 2024. From February 2024 until July 2024, Mr. Miranda was the Chief Financial Officer of Apollo Resources Corporation, a private company and subsidiary of Atlas Lithium, which in November 2024 merged with Jupiter Gold Corporation, another subsidiary of Atlas Lithium, with Jupiter Gold Corporation surviving the merger under a new corporate name, Atlas Critical Minerals Corporation. In such capacity, Mr. Miranda managed all of Apollo Resources’ financial and administrative related processes, including treasury, accounting, tax, and financial planning and budgeting. Previously, from May 2020 to December 2023, Mr. Miranda was the senior financial officer for the Brazilian operations of Horizonte Minerals Plc., a British publicly listed company with two nickel projects in Brazil. During his tenure, he successfully contributed to securing project financing of US$713 million for a ferronickel project and an additional $300 million Brazilian real credit facility with Banco da Amazônia. Between November 2019 to April 2020, Mr. Miranda held the position of Financial Controller for the Brazilian operations at Equinox Gold, a Canadian publicly listed gold producer. From March 2008 to October 2019, Mr. Miranda served as the Controller of Ferrous Resources Ltd., a Brazilian mining company that owns and operates iron ore mines. He actively contributed to the development of company projects from exploration through construction and operation and was also heavily involved in Ferrous Resources’ US$550 million sale to Vale S.A., the largest Brazilian mining company. From September 2005 to March 2008, Mr. Miranda was an auditor with Deloitte Touche Tohmatsu in Brazil. He has an undergraduate degree in Business Administration and Accounting, and a Master of Business Administration, both from IBMEC in Brazil. Mr. Miranda is fluent in Portuguese, English and Spanish.

Igor Tkachenko	Officer since 2023

Igor Tkachenko has been our Vice President, Corporate Strategy since 2023. Mr. Tkachenko has served as a strategic advisor to us since 2021, lending his leadership talents and private sector experience to further the company’s mission to become a leading hard-rock lithium provider for the green energy transition. In 2022, Mr. Tkachenko began consulting for the company as Director of Strategic Development, overseeing the rapid expansion of our investor relations efforts. He participated in the design and execution of our organizational growth strategy that led to our successful up-listing to Nasdaq in January 2023. Mr. Tkachenko graduated from the emergency medicine residency in 2019, after which he worked clinically at the University of Tennessee Medical Center and served as a Clinical Assistant Professor at the University of Tennessee Graduate School of Medicine. Mr. Tkachenko transitioned from his academic role to take on an executive position with us and began serving as our Vice President, Corporate Strategy in 2023. His education includes a Bachelor of Science (Summa Cum Laude) and a Doctor of Medicine degrees.

14

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program in the fiscal year ended December 31, 2025, for our “named executive officers.” As a smaller reporting company, the SEC defines our named executive officers as (i) our Chief Executive Officer; (ii) our two most highly compensated executive officers other than the Chief Executive Officer, who were serving as such as of December 31, 2025; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to (ii) but for the fact they were not serving as an executive officer at the end of the year. We have identified the following individuals as our named executive officers:

●	Marc Fogassa, Chief Executive Officer and Chairman
●	Tiago Miranda, Chief Financial Officer and Treasurer
●	Igor Tkachenko, Vice President of Corporate Strategy

The primary objectives of our executive compensation programs are to attract and retain talented executives to effectively manage and lead us. The compensation packages for our named executive officers generally include a base salary, an annual cash bonus and equity. In 2024, we provided our stockholders an opportunity to provide feedback on our executive compensation through a non-binding advisory vote at our annual stockholder meeting. A majority of stockholders indicated approval of the compensation of the named executive officers, with approximately 97% of the shares that voted on such matter voting in favor of the proposal. No changes were made to the compensation of our executive officers as a result of that vote. Additionally, in 2024, stockholders were asked to approve, on an advisory basis, in favor of having a stockholder vote to approve the compensation of our named executive officers every two years. A majority of stockholders indicated approval of having a stockholder vote to approve the compensation of our named executive officers every two years, with approximately 94% of the shares that voted on such matter voting in favor of the proposal. Based on these results and consistent with the previous recommendation and determination of our Board, we are holding a non-binding advisory vote on executive compensation at the 2026 Annual Meeting.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Marc Fogassa, Chairman and Chief	2025	—		—		1,433,616 (3)	2,787,972 (4)	3,051,804	(3)	199,529	7,472,921
Executive Officer	2024	—		—		624,539	12,474,639	1,433,615		131,182	14,663,975

Tiago Miranda, Chief Financial	2025	180,000		15,000	(5)	—	—	45,000	(5)	—	240,000
Officer	2024	101,855		—		466,912	—	18,000		6,932	593,699

Igor Tkachenko, VP,	2025	420,000	(7)	18,000	(6)		—	—		—	438,000
Corporate Strategy	2024	420,000		—		—	—	—		—	420,000

(1)	The amounts in these columns reflect the fair value of stock awards and stock options calculated in accordance with FASB ASC Topic 718. Please see Note 5 to the consolidated financial statements for the year ended December 31, 2025, contained in our Annual Report for the assumptions used in the calculation of grant date fair values pursuant to FASB ASC Topic 718.

15

(2)	All Other Compensation includes retirement plans ($69,000), residence abroad ($60,000), disability ($11,582), and medical and dental insurance coverage benefits ($58,947).
(3)	Pursuant to the terms of Mr. Fogassa’s amended and restated employment agreement, described below under “Marc Fogassa Agreement,” his performance bonus for each calendar year is earned when the level of achievement is determined by the Board in the calendar year following the corresponding performance year. Such amount is paid half in cash and half in fully vested shares of common stock granted after the performance bonus is determined. The amount shown in the Stock Awards column for 2025 represents the grant of fully vested shares of common stock during calendar year 2025 for performance in calendar year 2024. Stock awards for payment of fiscal 2025 performance were approved and issued in calendar 2026 and will be disclosed in the proxy statement for calendar 2026.
(4)	As described under “Marc Fogassa Agreement,” below, Mr. Fogassa does not receive a salary payable in cash, and instead is granted an annual stock option to purchase 399,996 shares of common stock.
(5)	Pursuant to his employment agreement, Mr. Miranda may earn up to $45,000 each year by meeting certain performance criteria regarding the company’s compliance with its periodic reporting under the Exchange Act, and has the opportunity to receive up to $15,000 as a discretionary bonus, based on his performance as determined by the Chief Executive Officer.
(6)	In November 2025 and December 2025, Mr. Tkachenko received a discretionary bonus of $18,000 ($9,000 in each month) in recognition of his contributions to the Company.
(7)	As described under “Igor Tkachenko Agreement,” below, beginning October 1, 2024, Mr. Tkachenko’s salary is paid in shares of common stock on a monthly basis.

Narrative to Summary Compensation Table

Marc Fogassa Agreement

On December 31, 2020, our Board approved an amendment and restatement of the employment agreement between us and Mr. Fogassa, our Chief Executive Officer (“A&R Employment Agreement”). Under the A&R Employment agreement, Mr. Fogassa does not receive a salary payable in cash, and instead, is granted non-qualified stock options on a monthly basis to purchase 33,333 shares of common stock at an exercise price of $0.0075 per share. In December 2023, the Board approved Mr. Fogassa receiving stock option compensation on an annual, rather than monthly, basis. Mr. Fogassa is now granted an annual award of stock options to purchase 399,996 shares of common stock, which options vest on a monthly basis over twelve months. Pursuant to the A&R Employment Agreement, Mr. Fogassa is also entitled to incentive compensation payable half in cash and half in fully vested shares of common stock upon the achievement of certain book value metrics, as set forth in the A&R Employment Agreement.

Under the A&R Employment Agreement, Mr. Fogassa is entitled to a housing benefit of up to $5,000 per month for a primary or secondary residence out of the United States. Under the A&R Employment Agreement, Mr. Fogassa is also entitled to the costs of reasonable medical, dental, vision, long-term disability, and short-term disability to Mr. Fogassa, and to his spouse or partner and children under the age of 21, at reasonable plans chosen by Mr. Fogassa. Mr. Fogassa is also entitled to an annual contribution by the Company of the maximum amount allowable to a simplified employee pension plan (SEP-IRA). Unless declined by Mr. Fogassa, we shall pay the annual premium costs of a life insurance policy for Mr. Fogassa in the amount of $5,000,000 for payment to his designated beneficiaries; currently Mr. Fogassa has not requested this benefit. In the event of termination of employment by us, we shall immediately make a payment to Mr. Fogassa equal to $500,000. If upon the completion of a change of control, or other corporate event, Mr. Fogassa is no longer our Chief Executive Officer, or the Chief Executive Officer of our new controlling person, as the case may be, then we shall immediately make a payment to Mr. Fogassa equal to $2,000,000.

16

Tiago Moreira de Miranda Agreement

On July 23, 2024, we entered into an employment agreement with Tiago Miranda, our Chief Financial Officer, that provides that Mr. Miranda is entitled to: (i) receive cash compensation of $15,000 per month; (ii) the opportunity, based on achieving certain specific performance metrics, to earn an annual performance bonus of up to $45,000 and an annual discretionary bonus of up to $15,000; (iv) receive 40,000 time-based restricted stock units (“RSUs”) to be granted pursuant to our 2023 Stock Incentive Plan, which shares will vest annually in four equal installments, with vesting period starting the first month after his employment start date. Additionally, if during the first 12 months of his employment, calculated from his employment start date, Mr. Miranda’s employment is terminated by us for any reason, 25% of his RSUs will vest immediately upon termination. Mr. Miranda receives separate compensation for supervising the internal accounting and other financial-related functions for Atlas Critical Minerals, a subsidiary of Atlas Lithium.

Igor Tkachenko Agreement

On September 30, 2023, we entered into an employment agreement with Igor Tkachenko that provides for a term through December 31, 2026, subject to renewal by mutual consent. The agreement provides that Mr. Tkachenko will serve as our Vice President of Corporate Strategy and will be entitled to a base salary of $420,000 per year. On September 5, 2024, we entered into an Amendment to Employment Agreement with Mr. Tkachenko, effective on October 1, 2024, which provides for his base salary to be paid in monthly installments in shares of our common stock. The amendment further provides that the payments may revert back to cash payments by mutual agreement of the parties. Additionally, Mr. Tkachenko’s agreement provides that he has the right to receive shares of our common stock equal to 0.2% of the shares of common stock then outstanding when and if our market capitalization reaches $200 million, $300 million, $400 million, $500 million, $600 million, $800 million and $1 billion. The first two market capitalization thresholds were met in 2023 and Mr. Tkachenko was issued shares in payment of those achievements. The agreement further provides that in the event that we undergo a change in control (as defined in our 2023 Stock Incentive Plan) and any of the foregoing performance requirements have not been met, Mr. Tkachenko’s right to receive such shares will be accelerated. The agreement also contains a non-compete provision pursuant to which Mr. Tkachenko has agreed not to engage in competitive activities during his employment period and for a period of one year thereafter.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2025:

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Marc Fogassa	-	-	-	-
Tiago Miranda (2)	30,000	126,900	-	-
Igor Tkachenko (3)	-	-	265,685	1,123,848

(1)	All amounts are based on the closing price of our common stock on December 31, 2025, of $4.23.
(2)	Represents restricted stock units, 10,000 of which vest on each of July 23, 2026, 2027, and 2028.
(3)	Represents the aggregate number of shares of our common stock that Mr. Tkachenko is entitled to receive pursuant to his employment agreement, if and when our market capitalization reaches $400 million, $500 million, $600 million, $800 million, and $1 billion. The Monte Carlo Simulation valuation performed on December 31, 2024, was updated based on December 31, 2025 indicators and the assumed number of shares increased from 160,145 to 265,685, however there was no increase to the fair value previously calculated.

17

Director Compensation

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2025, that we paid to each director other than our chief executive officer, whose compensation is fully reflected in the Summary Compensation Table set forth above. In December 2023, the Board of Directors approved a compensation program for directors, beginning in 2024, pursuant to which each director receives options to purchase 10,000 shares of our common stock, which vest monthly in equal increments over a one-year period. No other or additional compensation for services was paid to any of the directors and therefore, all inapplicable columns have been omitted from the table below.

Name	Option Awards ($)(1)(2)	Total ($)
Ambassador Roger Noriega	69,700	69,700
Cassiopeia Olson, Esq.	69,700	69,700
Stephen R. Petersen, CFA	69,700	69,700
Rodrigo Menck	69,700	69,700

(1)	The amounts represent the grant date fair values of the awards calculated in accordance with ASC Topic 718. Please see Note 5 to the consolidated financial statements for the year ended December 31, 2025, contained in our Annual Report for the assumptions used in the calculation of grant date fair values pursuant to FASB ASC Topic 718.
(2)	The following is the aggregate number of stock awards and option awards that were outstanding as of December 31, 2025 for each director: Ambassador Noriega – 20,000 stock options; Ms. Olson – 30,667 stock options; Mr. Petersen – 20,000 stock options; Mr. Menck – no awards outstanding.

As disclosed in “PROPOSAL FOUR: APPROVAL OF THE NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM,” the Board has recommended that stockholders approve an increase in the annual non-employee director compensation from stock options awards to purchase 10,000 of our common stock to stock option awards to purchase 15,000 shares of our common stock. The proposal also contemplates that a top-up grant of stock options to purchase 5,000 shares of our common stock will be made with respect to the non-employee directors’ compensation for their service in 2026. As described in Proposal Four, Mr. Rocha will receive cash compensation in lieu of stock options.

Policies and Practices for Granting Certain Equity Awards

Stock option awards are recommended by the Compensation Committee and approved by the Board, and such option awards are typically granted on or about January 1 of each year in connection with the Company’s annual compensation cycle. The Company does not grant equity awards in anticipation of the release of material non-public information nor does the Company time the release of material non-public information based on equity award grant dates.

Equity Compensation Plan Information

The table below sets forth certain information with respect to the Company’s 2023 Stock Incentive Plan, as amended, as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights issued under the plan (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (2023 Stock Incentive Plan)	252,000	$0.01	1,743,800
Equity compensation plans not approved by security holders
Total	252,000	$0.01	1,743,800

(1)	Excludes restricted stock awards, awards of shares of common stock, as well as RSUs, whether time-based or performance-based, as these awards do not have exercise prices associated with them.

18

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. In accordance with Item 402(v) of Regulation S-K, only three years of information is required for smaller reporting companies. Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. Total shareholder return has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or our Compensation Committee views the link between company performance and our named executive officers’ (“NEO”) pay. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

The “Compensation Actually Paid”, which is presented in the table below, is defined by the SEC and does not reflect amounts actually paid, earned or received by our named executive officers. A significant portion of the “Compensation Actually Paid” amounts shown relate to changes in values of unvested awards over the course of the applicable reporting year. Any unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our share price. The ultimate values actually realized by our named executive officers from unvested equity awards, if any, cannot be determined until the awards fully vest and are exercised or settled, as the case may be.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(3)	Net Loss ($)
2025	7,472,921	6,739,685	339,000	248,480	55.01	31,901,865
2024	14,663,975	8,133,828	538,238	179,152	82.31	44,413,222
2023	3,400,200	3,400,200	1,711,915	3,193,184	406.76	41,990,016

(1)	For each fiscal year, represents amount reported for our principal executive officer (“PEO”) and average amount reported for our non-PEO NEOs, in each case in the Total column of the Summary Compensation Table. For all years, our PEO was the Company’s Chairman and Chief Executive Officer, Marc Fogassa. Our non-PEO NEOs for each of these fiscal years were as follows: 2025 – Tiago Miranda and Igor Tkachenko; 2024 - Tiago Miranda, Gustavo Aguiar, Igor Tkachenko and Brian Talbot; and 2023 - Gustavo Aguiar, Igor Tkachenko and Brian Bernier.

(2)	Amounts represent Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our non-PEO NEOs for the relevant fiscal year. To calculate the Compensation Actually Paid, the following adjustments were made to the amounts reported in the Total column of the Summary Compensation Table for the applicable fiscal year, as shown in the tables below.

19

Compensation Actually Paid to PEO	2025	2024	2023
Summary Compensation Table Total	$7,472,921	$14,663,975	$3,400,200
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	$4,221,588	$13,099,178	$2,741,196
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$0	$0	$0
Plus, fair value as of vesting date of equity awards granted and vested in the year	$3,488,352	$6,569,031	$2,741,196
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$0	$0	$0
Plus (less), change in fair value from fiscal year end until the vesting date of equity awards granted in prior years that vested in the year	$0	$0	$0
Less, the year-end fair value of equity awards granted in prior years that failed to meet the vesting conditions in the year	$0	$0	$0
Plus, the dollar value of dividends or other earnings on awards during the year	$0	$0	$0
Compensation Actually Paid to the PEO	$6,739,685	$8,133,828	$3,400,200

Average Compensation Actually Paid to Non-PEO NEOs	2025	2024	2023
Summary Compensation Table Total	$339,000	$538,238	$1,711,915
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	$0	$270,676	$1,466,386
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$0	$63,300	$1,389,205
Plus, fair value as of vesting date of equity awards granted and vested in the year	$0	$380,875	$995,697
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$(84,720)	$(98,061)	$516,063
Plus (less), change in fair value from fiscal year end until the vesting date of equity awards granted in prior years that vested in the year	$(5,800)	$(102,104)	$46,690
Less, the year-end fair value of equity awards granted in prior years that failed to meet the vesting conditions in the year	$0	$332,420	$0
Plus, the dollar value of dividends or other earnings on awards during the year	$0	$0	$0
Compensation Actually Paid to the Non-PEO NEOs	$248,480	$179,152	$3,193,184

(3)	Total shareholder return (“TSR”) is based on a hypothetical $100 investment on December 31, 2022. The TSR amount shown for 2023 represents the value of that $100 investment on December 31, 2023, and TSR is then calculated, on a cumulative basis, as of December 31, 2024 and December 31, 2025.

20

Pay Versus Performance Relationship Disclosures

Compensation Actually Paid and Cumulative Total Shareholder Return

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our cumulative total stockholder return for the fiscal years ended December 31, 2025, 2024 and 2023. Total stockholder return amounts reported in the graph assume an initial fixed investment of $100 on December 31, 2022.

21

Compensation Actually Paid and Net Loss

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our net loss for the fiscal years ended December 31, 2025, 2024 and 2023.

22

OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding beneficial ownership of our common stock as of April 1, 2026, including issued securities convertible into our common stock within 60 days of April 1, 2026, by: (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each named executive officer and director; and (iii) all executive officers and directors as a group. As of April 1, 2026, there were 27,767,914 outstanding shares of our common stock.

Name and Address of Beneficial	Common Stock (2)		Series A Preferred Stock (3)		Combined Voting Power
Owner (1)	Number	%	Number	%	Number (4)	%(5)
Directors and Named Executive Officers:
Marc Fogassa (6)	5,713,156	20.4	1	100	5,713,157	61.0
Ambassador Roger Noriega (7)	280,201	1.0	—	—	280,201	0.5
Cassiopeia Olson, Esq. (8)	26,738	0.1	—	—	26,738	*
Stephen Petersen (9)	57,308	0.2	—	—	57,308	0.1
Flavio Rocha	—	—	—	—	—	*
Igor Tkachenko (10)	290,356	1.0	—	—	290,356	0.5
Tiago Miranda	10,231	*	—	—	10,231	*
All executive officers and directors (7 persons) (11)	6,377,990	22.8	1	100	6,412,991	62.2
Over 5% Stockholders:			—	—
Mitsui & Co., Ltd. (12)	1,871,250	6.7	—	—	1,871,250	3.3
Citadel Advisors LLC (13)	1,529,627	5.5	—	—	1,529,627	2.7

*	Less than 0.5 percent of shares outstanding.

23

(1)	The mailing address of each of the officers and directors as set forth above is c/o Atlas Lithium Corporation, Rua Antonio de Albuquerque, 156 – 17th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.112-010
(2)	Each share of common stock is entitled to one vote.
(3)	The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock provides that for so long as Series A Preferred Stock is issued and outstanding, the holders of Series A Preferred Stock shall vote together as a single class with the holders of common stock, with the holders of Series A Preferred Stock being entitled to 51% of the total votes on all such matters regardless of the actual number of shares of Series A Preferred Stock then outstanding, and the holders of common stock are entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power. The one share of Series A Preferred Stock is convertible into one share of common stock and may be converted at any time at the election of the holder. The one issued and outstanding share of Series A Preferred Stock has been held by Mr. Fogassa since 2012.
(4)	Represents shares and rights on an as converted to common stock basis.
(5)	Represents percentage of voting power of our common stock and Series A Preferred. As of April 1, 2026, 27,767,914 shares of our common stock were issued and outstanding, and one share of our Series A Preferred was issued and outstanding.
(6)	Consists of 5,513,158 shares of our common stock owned by Mr. Fogassa and his affiliates, 199,998 shares of our common stock underlying compensatory vested stock options and stock options that will vest within 60 days; and 1 share of Series A Preferred Stock which Mr. Fogassa has held since 2012.
(7)	Consists of 265,601 shares of our common stock and 15,000 shares of our common stock underlying vested stock options and stock options that will vest within 60 days.
(8)	Consists of 1,071 shares of our common stock and 25,667 shares of our common stock underlying vested stock options and stock options that will vest within 60 days.
(9)	Consists of 42,308 shares of our common stock and 15,000 shares of our common stock underlying vested stock options and stock options that will vest within 60 days.
(10)	Consists of 290,356 shares of common stock and nil shares of our common stock underlying vested stock options and stock options that will vest within 60 days.
(11)	Includes 258,165 shares of our common stock which are issuable pursuant to vested stock options, earned contractual compensation, and stock options that will vest within 60 days.
(12)	Based solely on a Schedule 13D filed with the SEC on April 10, 2024 by Mitsui & Co., Ltd. (“Mitsui”). Mitsui reported sole voting and sole dispositive power with respect to all of the 1,871,250 shares of common stock. Mitsui’s address is 2-1, Otemachi 1-chome, Chiyoda-ku Tokyo 100-8631, Japan.
(13)	Based solely on a Schedule 13G filed with the SEC on December 15, 2025 by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), Citadel Securities LLC (“Citadel Securities”), Citadel Securities Group LP (“CALC4”), Citadel Securities GP LLC (“CSGP”) and Mr. Kenneth Griffin (collectively, the “Reporting Persons”), with respect to the common stock owned by Citadel CEMF Investments Ltd., a Cayman Islands company (“CICL”), and Citadel Securities. Citadel Advisors is the portfolio manager for CCIL. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of Citadel Securities. CSGP is the general partner of CALC4. Mr. Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. Citadel Advisors, CAH and CGP each reported shared voting and shared dispositive power over 1,529,627 shares of common stock. Citadel Securities, CALC4 and CSGP each reported shared voting and shared dispositive power over 28,254 shares of common stock. Mr. Griffin reported shared voting and shared dispositive power over 1,529,627 shares of common stock. The address of each of the Reporting Persons is 830 Brickell Plaza, Miami, Florida 33131.

24

DELINQUENT SECTION 16(A) REPORTS

Under Section 16 of the Exchange Act, our directors, executive officers and any persons holding more than 10% of our common stock are required to report initial ownership of our common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and we are required to disclose in this Proxy Statement any failure to file required ownership reports by these dates. Based solely upon a review of forms filed with the SEC and the written representations of such persons, we are aware of the following:

●	Each of Ms. Olson, Mr. Petersen, Ambassador Noriega, and Mr. Menck, members of our Board of Directors, was late in filing their Form 4s to report the grant of stock options by the Company pursuant to our director compensation program in January 2025. Mr. Menck also failed to file two Form 4s, each reporting an exercise of stock options.

●	Mr. Fogassa was late in filing a Form 4 to report the grant of stock options by the Company pursuant to his employment agreement and filing a Form 4 to report the exercise of his stock options.

●	Mr. Tkachenko was late in filing five Form 4s, relating to five issuances of common stock by the Company in payment of his compensation.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2025, in which we were a participant and in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of our average total assets at year-end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, had or will have a direct or indirect material interest. Pursuant to its charter, the Audit Committee is responsible for reviewing and approving any transaction that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Transactions with Subsidiaries

We currently hold an approximately 20% equity interest in Atlas Critical Minerals Corporation, a mineral exploration company incorporated under the laws of the Republic of the Marshall Islands (“Atlas Critical Minerals”).

Mr. Fogassa, our Chief Executive Officer, also serves as the chief executive officer of Atlas Critical Minerals. Mr. Fogassa is party to an amended employment agreement with Atlas Critical Minerals dated June 26, 2024, pursuant to which he is entitled to receive monthly compensation of $25,000 to be paid in cash or in shares of Atlas Critical Minerals’ common stock and an annual incentive compensation grant of shares of Atlas Critical Mineral common stock equal to 4% of the then-outstanding common stock as of January 1 of each year.

Rodrigo Menck, who served as one of our directors until April 1, 2026, also served as the Chief Financial Officer of Atlas Critical Minerals from September 2024 to April 1, 2026, when he resigned from his role of CFO of Atlas Critical Minerals concurrently from his resignation as a director of the Company. Mr. Menck received a monthly salary of $15,000 and on September 18, 2024, Atlas Critical Minerals granted him 4,167 time-based restricted stock units which vest in increments of 25% annually over a period of four years from the date of grant.

On July 23, 2024, Tiago Miranda, our Chief Financial Officer, entered into a consultancy agreement with Atlas Critical Minerals pursuant to which he agreed to supervise the internal accounting and other financial-related functions of Atlas Critical Minerals. Pursuant to the agreement, Mr. Miranda receives a monthly fee of $7,900. On the date on which the agreement was entered into, Atlas Critical Minerals also granted to Mr. Miranda options to acquire 39,620 shares of its common stock. The options vest in four equal annual installments, starting from February 2, 2025.

Mr. Tkachenko, our Vice President of Corporate Strategy, has served as vice president of corporate strategy for Atlas Critical Minerals since February 2026, and in connection therewith entered into an employment agreement dated October 30, 2025, which provides Mr. Tkachenko with a base salary of $420,000 per year. On February 1, 2026, Atlas Critical Minerals granted Mr. Tkachenko 75,067 time-based restricted stock units (representing two times his annual base salary on the date of grant) which vest in four equal installments over a twenty-four month period. He also is entitled to incentive compensation in the form of shares of common stock when and if Atlas Critical Minerals achieves certain market capitalization targets.

Mitsui & Co. Ltd. (“Mitsui”) Agreements

In 2024, our subsidiary, Atlas Brazil, we entered into an Offtake and Sales Agreement with Mitsui, a greater than 5% shareholder, pursuant to which Mitsui has agreed to purchase a spot quantity of 15,000 dry metric tons of product and, subject to the satisfaction of certain conditions, to purchase a minimum of 60,000 dry metric tons per year for a period of five years commencing with the first year of such shipments, or until an aggregate of 300,000 dry metric tons has been delivered, if later.

Also in 2024, we entered into an Investor Rights Agreement with Mitsui that provides Mitsui with certain rights, including anti-dilution rights to maintain its proportionate ownership percentage in future issuances of our common stock or equity-linked securities (subject to certain exceptions); visitation rights to our properties; information and access rights, including quarterly management presentations and meetings with the our senior management; and provisions regarding our dividend policy. The Investor Rights Agreement automatically terminates upon certain events, including if Mitsui’s beneficial ownership falls below 5% of our outstanding common stock or upon the occurrence of a material transaction as defined in the Investor Rights Agreement.

In January 2026, we entered into non-binding memoranda of understanding with Mitsui setting forth the parties’ preliminary understandings for further collaboration on our Neves project and Mitsui rendering of certain advisory services with respect to future offtakes from the project. No definitive agreements have been entered into between the two parties.

25

ADDITIONAL INFORMATION

Stockholder Proposals and Nominees for the 2027 Annual Meeting of Stockholders

In accordance with Rule 14a-8 of the Exchange Act (“Rule 14a-8”), any proposal of a stockholder intended to be included in our proxy statement for the 2027 Annual Meeting must be received by us no later than December 16, 2026 unless the date of our 2027 Annual Meeting of Stockholders is more than 30 days before or after May 28, 2027, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. The proponent and the proposal must comply with the requirements set forth in the federal securities laws, including Rule 14a-8 of the Exchange Act, in order to be included in the Company’s proxy statement and proxy card for the 2027 Annual Meeting.

In addition, the Company’s Bylaws establish advance notice procedures that must be complied with for stockholders to bring proposals that are not included in the Company’s proxy materials and nominations of persons for election as directors before an annual meeting of stockholders. In accordance with our Bylaws, for a proposal or nominee not included in our proxy materials to be properly brought before the 2027 Annual Meeting, a stockholder’s notice must be delivered no earlier than January 28, 2027 and no later than February 27, 2027 and must contain the information specified in the Bylaws. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, a stockholder who intends to solicit proxies in support of director nominees other than Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2027, and must also comply with all other requirements of Rule 14a-19 under the Exchange Act. The Company will disregard any proxies solicited for a stockholder’s director nominee(s) if such stockholder fails to comply with such requirements.

Stockholders should review our Bylaws, which contain more detailed information regarding the requirements about advance notice of and procedures for stockholder proposals. All proposals should be sent to our corporate office and directed to our Corporate Secretary, Atlas Lithium Corporation, Rua Antonio de Albuquerque, 156 - 17th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.112-010.

Expenses of Soliciting Proxies

Certain of our officers and employees may solicit proxies by mail, telephone, fax, e-mail or in person and will not receive any additional compensation for such efforts. We will pay all other costs associated with this Proxy Statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Proxy Statement and Annual Report unless we are notified that one or more of these individuals wishes to receive separate copies. This procedure helps reduce our printing costs and postage fees.

If you wish to receive a separate copy of this Proxy Statement and Annual Report, please contact: Corporate Secretary, Atlas Lithium Corporation, Rua Antonio de Albuquerque, 156 - 17th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.112-010.

If you do not wish to participate in householding in the future and prefer to receive separate copies of the proxy materials, please contact: Broadridge Financial Solutions, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone 1-866-540-7095. If you are currently receiving multiple copies of proxy materials and wish to receive only one copy for your household, please contact Broadridge.

Other Matters

The Company does not intend to bring any other matters before the Annual Meeting, nor does the Company have any present knowledge that any other matters will be presented by others for action at the meeting. If any other matters are properly presented, your proxy card authorizes the person named as proxy holder to vote using their judgment.

26